                                                                    EXHIBIT 23.4

                                   DON HENDON
                          414 East Loop 281, Suite 14
                               Longview, TX 75605





Albert L. Welsh, President
Summit Environmental Corporation, Inc.
4334 N.W. Expressway, Suite 202
Oklahoma City, OK  73116

Dear Mr. Welsh:

The undersigned consents to serve as a director of Summit Environmental Corporation, Inc. should the proposed merger between it and Summit Technologies, Inc. be approved and effected. Further, the undersigned consents to being named in Form SB-2 and Form S-4 Registration Statements filed with the Securities and Exchange Commission as a person who will so serve as a director.

                                  Sincerely,

                                  /s/ Don Hendon

                                  Don Hendon

Dated:  March 17, 1998




                                                                    Exhibit 23.4
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